Exhibit 99.1

GUIDANCE SOFTWARE, INC.

OFFICER’S CERTIFICATE

(Amendment of Bylaws)

The undersigned, Victor Limongelli, hereby certifies that:

1.	I am the duly elected and acting President and Secretary of Guidance Software, Inc., a Delaware corporation (the “Company”).

2.	Pursuant to the resolutions adopted by a majority of the Board of Directors of the Company on February 28, 2007, Section 3.13 is added to Article III of the Amended and Restated Bylaws of the Company to read as follows:

“Section 3.13 Designation of Lead Independent Director. The independent directors shall elect an independent director to be the Lead Independent Director. The Lead Independent Director may conduct separate meetings of the independent directors and perform other duties appropriate to his or her responsibilities, including: (a) preparing, in consultation with the Chairman, committee chairs, and other directors, the agendas for the Board meetings; (b) coordinating the activities of the other independent directors; (c) approving, in consultation with other independent directors, the retention and compensation of consultants who report directly to the Board; (d) reviewing with the CEO the CEO’s performance evaluation conducted by the independent directors; (e) presiding at non-management meetings of the independent directors and conveying to management directors the results of deliberations among non-management directors; and (f) acting as representative of the non-management directors for communication with interested parties.”

Dated this 1st day of March, 2007

/s/ Victor Limongelli
Victor Limongelli President and Secretary